Exhibit 20

Wells Fargo Financial Auto Owner Trust 2005-A
Class A-1 3.39% Asset Backed Notes
Class A-2 3.86% Asset Backed Notes
Class A-3 4.09% Asset Backed Notes
Class A-4 4.28% Asset Backed Notes
Servicer’s Certificate

This Servicer’s Certificate has been prepared pursuant to Section 4.9 of the Sale and Servicing Agreement dated as of May 31, 2005 among Wells Fargo Financial Auto Owner Trust 2005-A, as Issuer,  Wells Fargo Financial, Inc., as Master Servicer, JPMorgan Chase Bank as Indenture Trustee and Ace Securities Corp., as Seller. Defined terms have the meanings assigned to them in the Sale and Servicing Agreement or in other Transaction Documents.

		Original Pool
Monthly Period Beginning:	07/01/2005				Original
Monthly Period Ending:	07/31/2005	Units	Cut-off Date	Closing Date	Pool Balance
Previous Distribution/Close Date:	07/15/2005	92,348	05/31/2005	06/16/2005	1,526,717,557
Distribution Date:	08/15/2005
Actual Days of Interest for Period:	31
30/360 Days of Interest for Period	30
Days in Collection Period:	31
Months Seasoned:	2

I.	MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:

{1}	Beginning of period Pool Balance				{1}	1,481,618,869

	Monthly Principal Amounts

	{2}	Collections on Receivables outstanding at end of period	{2}	19,945,761
	{3}	Collections on Receivables paid off during period	{3}	25,894,180
	{4}	Receivables becoming Defaulted Receivables during period	{4}	1,004,625
	{5}	Receivables becoming Repurchased Receivables during period	{5}	0
	{6}	Other Receivables adjustments	{6}	0
	{7}	Interest and Other Fees	{7}	18,590,425

	{8}	Total Monthly Principal Amounts			{8}	46,844,566

{9}	End of period Pool Balance				{9}	1,434,774,303

{10}	Pool Factor ( {9} / Original Pool Balance)				{10}	93.9777169%

II.	MONTHLY PERIOD NOTE/CERTIFICATE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Certificate	TOTAL
{11}	Original Balance	{11}	230,000,000	310,000,000	285,000,000	175,000,000	526,717,557	1,526,717,557

{12}	Beginning of period balance	{12}	171,814,108	310,000,000	285,000,000	175,000,000	526,717,557	1,468,531,665

{13}	Regular Principal Distribution Amount	{13}	2,036,939	0	0	0		2,036,939
{14}	Accelerated Principal Distribution Amount	{14}	43,043,229	0	0	0		43,043,229
{15}	Excess Cash Flow payable to Certificateholders	{15}					14,513,988	14,513,988

{16}	End of period balance	{16}	126,733,940	310,000,000	285,000,000	175,000,000	512,203,569	1,408,937,509

{17}	Note/Certificate Pool Factors ( {16} / {11} )	{17}	55.1017129%	100.00%	100.00%	100.00%	97.24%	92.29%

III.	CALCULATION OF REGULAR PRINCIPAL DISTRIBUTABLE AMOUNT

{18}	End of period Pool Balance	{18}	1,434,774,303
{19}	Beginning of period Class A Note Balance	{19}	941,814,108
{20}	Pro Forma Class A Note Balance ( 65.50% x {18} )	{20}	939,777,169
{21}	Pro Forma Regular Principal Distribution Amount ( {19} - {20} )	{21}	2,036,939
{22}	Current Payment Date equal to a Final Scheduled Payment Date	{22}	No
{23}	If {22} is Yes, amount of Beginning of Period Note Balance for such class. If {22} is No, then 0	{23}	0

{24}	Regular Principal Distributable Amount {Max (Line 21, Line 23)}	{24}		2,036,939

IV.	CALCULATION OF ACCELERATED PRINCIPAL DISTRIBUTABLE AMOUNT

{25}	End of period Pool Balance	{25}	1,434,774,303
{26}	Beginning of period Class A Note Balance	{26}	941,814,108
{27}	Pro Forma Class A Note Balance (62.50% x Line 25)	{27}	896,733,940
{28}	Pro Forma Accelerated Principal Distribution Amount ( {26} - [27} )	{28}	45,080,168
{29}	Regular Principal Distribution Amount ( {24} )	{29}	2,036,939

{30}	Accelerated Principal Distributable Amount ( {28} - {29} )	{30}		43,043,229

V.	RECONCILIATION OF COLLECTION ACCOUNT:

Available Funds:
{31}	Collections on Receivables during period (net of Liquidation Proceeds and Fees)	{31}	64,054,308
{32}	Liquidation Proceeds collected during period	{32}	94,424
{33}	Repurchase Amounts deposited in Collection Account	{33}	0
{34}	Investment Earnings - Collection Account	{34}	0
{35}	Investment Earnings - Reserve Account	{35}	72,909
{36}	Collection of Supplemental Servicing - Extension Fees, Late Fees, Repo and Recovery Fees Advanced	{36}	376,058
{37}	Amounts from the Reserve Account in excess of the Reserve Account Required Amount ( {71} )	{37}	936,891
{38}	Reserve Account Transfer Amount ( {76} )	{38}	0
{39}	Total Available Funds	{39}		65,534,591

Distributions:
{40}	Base Servicing Fee (2.00%) - to Servicer	{40}	2,469,365
{41}	Supplemental Servicing Fee - to Servicer	{41}	376,058

{42}	Indenture Trustee and Owner Trustee Fees	{42}	750

	Noteholders’ Interest Distribution Amount
	Class	Beginning Note Balance	Interest Carryover	Interest Rate	Days	Days Basis	Calculated Interest
{43}	Class A - 1	$171,814,108	0	3.39000%	31	Actual days/360	501,554	{43}	501,554
{44}	Class A - 2	310,000,000	0	3.86000%	30	30/360	997,167	{44}	997,167
{45}	Class A - 3	285,000,000	0	4.09000%	30	30/360	971,375	{45}	971,375
{46}	Class A - 4	175,000,000	0	4.28000%	30	30/360	624,167	{46}	624,167

{47}	Available Funds Subtotal ( {39} - {40 to 46} )							{47}		59,594,156

		Noteholders’ Regular Principal Distribution Amount
		Class	Principal Distributable	Total Principal
	{48}	Class A - 1	2,036,939	2,036,939	{48}	2,036,939
	{49}	Class A - 2	0	0	{49}	0
	{50}	Class A - 3	0	0	{50}	0
	{51}	Class A - 4	0	0	{51}	0

	{52}	Total Regular Principal Distribution Amount distributions			{52}	2,036,939

	{53}	Available Funds Subtotal ( {47} - {52} )			{53}		57,557,217

	{54}	Deposit to the Reserve Account to achieve the Reserve Account Required Amount			{54}	0

	{55}	Available Funds Subtotal ( {53} - {54} )			{55}		57,557,217

	Noteholders’ Accelerated Principal Distribution Amount
	Class		Principal Distributable	Total Principal
	{56}	Class A - 1	43,043,229	$43,043,229	{56}	43,043,229
	{57}	Class A - 2	0	0	{57}	0
	{58}	Class A - 3	0	0	{58}	0
	{59}	Class A - 4	0	0	{59}	0

	{60}			Total Noteholders’ Accelerated Principal Distribution Amount	{60}	43,043,229

{61}	Available Funds Subtotal ( {55} - {60} )				{61}		14,513,988

{62}	Additional amounts to the Indenture Trustee and Owner Trustee				{62}		0

{63}	Released to the Certificateholder				{63}		14,513,988

{64}	Released to Residual Interest holder				{64}		0

VI.	RECONCILIATION OF RESERVE ACCOUNT:

	{65}	End of period Pool Balance	{65}	1,434,774,303

	{66}	Reserve Account Target (2.0% x {65} )	{66}	28,695,486
	{67}	Reserve Account Floor	{67}	22,900,763
	{68}	Outstanding Principal Balance of Notes	{68}	1,408,937,509
	{69}	Requisite Amount of Reserve Account	{69}	28,695,486

	{70}	Beginning of Period Reserve Account Balance	{70}		29,632,377
	{71}	Reserve Account Balance in excess of requisite amount	{71}	936,891
	{72}	Reserve Fund Balance after excess is released	{72}		28,695,486
	{73}	Reserve Account Shortfall	{73}	0

	{74}	Total Required Payment ( {24} + {40 to 46} )	{74}	7,977,374
	{75}	Available Funds {31 to 37}	{75}	65,534,591
	{76}	Reserve Account Transfer Amount	{76}		0

	{77}	Amounts Deposited to Reserve Acccount	{77}	0

	{78}	End of Period Reserve Fund Balance	{78}		28,695,486

VII.	STATISTICAL DATA: (CURRENT AND HISTORICAL)

			Original	Current
{79}	Weighted Average APR of the Receivables	{79}	14.72%	14.68%
{80}	Weighted Average Remaining Term of the Receivables	{80}	59.52	56.77
{81}	Weighted Average Original Term of Receivables	{81}	69.06	n/a
{82}	Aggregate Realized Losses	{82}	0	910,200

VIII.	DELINQUENCY:

Receivables with Scheduled Payment delinquent			Units	Dollars	Percentage
{83}	31-60 days	{83}	2,752	43,215,526	3.01%
{84}	61-90 days	{84}	776	12,624,616	0.88%
{85}	over 90 days	{85}	23	442,942	0.03%
{86}	Receivables with Scheduled Payment delinquent more than 30 days at end of period	{86}	3,551	56,283,084	3.92%

IX.	CUMULATIVE NET LOSS RATE

Cumulative Net Loss Rate
{87}	Receivables becoming Liquidation Receivables during period		{87}	1,004,625
{88}	Liquidation Proceeds collected during period		{88}	94,424
{89}	Net Losses during period ( {87} - {88} )		{89}	910,200
{90}	Net Losses since Initial Cut-off Date (Beginning of Period)		{90}	0
{91}	Cumulative Net Loss Rate ( ( {89} + {90} ) / {92} )		{91}		0.0596%
{92}	Original Pool Balance		{92}	1,526,717,557

Prepared By:	Wells Fargo Financial Acceptance, Inc (the subservicer)
Name:	Dean Anderson
Title:	Vice President
Date:	8/15/2005